Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-212514) on Form S-1 of Medley LLC of our report dated June 10, 2016, relating to the consolidated financial statements of Medley LLC (prior to May 29, 2014, Medley LLC and Medley GP Holdings LLC), appearing in the Prospectus which is a part of this Registration Statement.

We also consent to the reference of our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ RSM US LLP

New York, New York

July 28, 2016